EXHIBIT 21


SUBSIDIARIES OF BARNEYS NEW YORK, INC.

April 25, 2000

                                                    State
                                              (or jurisdiction)     Approximate Percentage of
Name                                        in which Incorporated   Voting Securities Owned by
                                               (or Organized)            Immediate Parent
-----------------------------------------------------------------------------------------------
Barney's, Inc.                                    New York                     100%
Barneys America, Inc. (1)                         Delaware                     100%
Barneys America (Chicago) Lease Corp. (2)         Delaware                     100%
BNY Licensing Corp. (1)                           Delaware                     100%
Barneys Asia Co. LLC (3)                          Delaware                     70%
PFP Fashions Inc. (1)                             New York                     100%
Barneys (CA) Lease Corp. (1)                      Delaware                     100%
Barneys (NY) Lease Corp. (1)                      Delaware                     100%
Basco All-American Sportswear Corp. (1)           New York                     100%

--------------------

(1)      Subsidiary of Barney's, Inc.

(2)      Subsidiary of Barneys America

(3)      Subsidiary of BNY Licensing Corp.